Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:	)	Chapter 11
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HORSEHEAD HOLDING CORP., et al.,[1]	)	Case No. 16-10287 (CSS)
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Debtors.	)	Jointly Administered
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ORDER (I) APPROVING THE UNIT PURCHASE AND SUPPORT

AGREEMENT AND AUTHORIZING THE DEBTORS TO HONOR THEIR

OBLIGATIONS THEREUNDER; AND (II) GRANTING RELATED RELIEF

Upon the motion (the “Motion”)2 of the above-captioned debtors and debtors in possession (collectively, the “Debtors”) for the entry of an order (this “Order”): (a) approving the UPA and authorizing the Debtors to honor their obligations thereunder (including payment of the Termination Fee, Transaction Expenses, Indemnification Provisions, and Credit Bid Provisions, in each case, as provided in the UPA); and (b) granting related relief; all as more fully set forth in the Motion; and the Court having jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334; and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. § 157(b)(2); and venue being proper before this court pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the Motion being adequate and appropriate under the particular circumstances; and a hearing having been held to consider the relief requested in the Motion (the “Hearing”); and upon consideration of the record of the Hearing and all proceedings had before the Court;

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Horsehead Holding Corp. (7377); Horsehead Corporation (7346); Horsehead Metal Products, LLC (6504); The International Metals Reclamation Company, LLC (8892); and Zochem Inc. (4475). The Debtors’ principal offices are located at 4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania 15205.
[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Motion, the UPA, or the Plan, as applicable.

and the Court having found and determined that the relief sought in the Motion is in the best interests of the Debtors’ estates, their creditors, and other parties in interest; and that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and after due deliberation and sufficient cause appearing therefor, it is HEREBY FOUND, DETERMINED, AND ORDERED THAT:

1. The Motion is granted as provided herein.

2. The UPA by and between the Debtors and the Plan Sponsors dated as of July 11, 2016, attached hereto as Exhibit 1 is hereby approved. The Debtors are hereby authorized and directed to execute, deliver, and implement the UPA, as may be amended from time to time in accordance with the terms thereof, and the terms of such UPA and any agreement or document to be entered in connection therewith are hereby approved, and the Debtors are authorized and directed to take any and all actions necessary to perform their obligations thereunder. The UPA and the terms and provisions included therein are approved in their entirety pursuant to sections 105 and 363(b) of the Bankruptcy Code. The UPA is binding and enforceable against the Debtors and the Plan Sponsors in accordance with its terms.

3. The Debtors are authorized and directed to honor their obligations under the UPA, including with respect to payment of: (a) the Termination Fee; (b) the Transaction Expenses; (c) the Indemnification; and (d) the Credit Bid Provisions in accordance with the UPA. The Termination Fee, Transaction Expenses, and Indemnification are approved and allowed on a final basis as administrative expenses under section 503(b) of the Bankruptcy Code, and the Debtors are authorized and directed to pay any Plan Sponsor the Termination Fee and Transaction Expenses and honor the Indemnification Provisions in accordance with, and subject to, the terms of the UPA, without further application to or order of the Court. The Termination

Fee, Transaction Expenses, and Indemnification, to the extent such fees and expenses are payable pursuant to the UPA, shall be non-refundable, and shall not be subject to any avoidance, disgorgement, reduction, setoff, recoupment, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairment, or any other challenges under any theory at law or in equity by any person or entity. For the avoidance of doubt, the Termination Fee, Transaction Expenses, and Indemnification, to the extent such fees and expenses are payable pursuant to the UPA, shall survive any termination of the UPA and constitute valid, binding, and enforceable obligations against the Debtors and their estates.

4. Pursuant to section 6.13(d) of the UPA, in the event the Debtors enter into an alternative transaction permitted pursuant to section 6.13(a) of the UPA that is premised, whether directly or indirectly, on one or more asset sales under Section 363 of the Bankruptcy Code or pursuant to a chapter 11 plan, each sponsor and/or the respective agents under the Prepetition Senior Secured Notes Indenture (including the Collateral Agent under and as defined in the Prepetition Senior Secured Notes Indenture) shall (in the manner provided for in the Prepetition Senior Secured Notes Indenture and the Prepetition Senior Secured Notes) have the right to “credit bid” (whether pursuant to Section 363(k) of the Bankruptcy Code or otherwise) all (or such lesser portion as they may determine under the Prepetition Senior Secured Notes Indenture, and the Prepetition Senior Secured Notes) of the obligations under the Prepetition Senior Secured Notes Indenture (including all principal, premium, interest (at the default rate to the extent applicable under the Prepetition Senior Secured Notes Indenture and Prepetition Senior Secured Notes and irrespective of whether permissible under the Bankruptcy Code), penalties, fees, charges, expenses, indemnifications, reimbursements, damages, and all other amounts and liabilities payable under the Prepetition Senior Secured Notes Indenture and the Prepetition

Senior Secured Notes), the principal amount of which shall be no less than $205,000,000 as of the Petition Date, notwithstanding any provision of the Bankruptcy Code or any applicable Law (including Section 363(k) of the Bankruptcy Code to the extent permitted by the terms of the DIP Loan Debt Documents and in accordance with the terms of the Final DIP Order) to the contrary, subject only to any applicable term or condition of the Prepetition Senior Secured Notes Indenture, to the extent that such term or condition is found to be enforceable.

5. To the extent the automatic stay provisions of section 362 of the Bankruptcy Code would otherwise apply, such provisions are vacated and modified to effectuate all of the terms and provisions of the UPA and this Order, including, without limitation, permitting the Plan Sponsors to exercise all rights and remedies under the UPA in accordance with its terms, terminate the UPA in accordance with its terms, and deliver any notice contemplated thereunder, in each case, without further order of the Court.

6. The UPA and the provisions of this Order shall be effective and binding upon all parties in interest in these chapter 11 cases, including, without limitation, all creditors of any of the Debtors, the Creditors’ Committee, the Equity Committee, the Debtors, and each of their respective successors and assigns (including any chapter 7 or chapter 11 trustee hereinafter appointed or elected for any of the Debtors, any examiner appointed pursuant to section 1104 of the Bankruptcy Code, a responsible person, officer, or any other party appointed as a legal representative or designee of any of the Debtors or with respect to the property of the estate of any of the Debtors) whether in these chapter 11 cases, in any successor chapter 11 or chapter 7 cases (the “Successor Cases”), or upon any dismissal of any of these chapter 11 cases or Successor Cases, and shall inure to the benefit of the Plan Sponsor and the Debtors and their respective successors and assigns.

7. To the extent not already authorized by the Court, Epiq Bankruptcy Solutions, LLC, shall be authorized to assist the Debtors in conducting all aspects of the Emergence Equity Purchase and Additional Capital Commitment, including, among other things, maintaining an escrow or subscription account for holding funds deposited on account of Emergence Equity Units and Additional Capital Commitment.

8. The Debtors are authorized to take all actions necessary to effectuate the relief granted pursuant to this Order in accordance with the Motion.

9. The terms and conditions of this Order shall be immediately effective and enforceable upon its entry.

10. This Court retains jurisdiction with respect to all matters arising from or related to the implementation of this Order.

Dated: 9/9, 2016	/s/ Christopher S. Sontchi
Wilmington, Delaware	The Honorable Christopher Sontchi United States Bankruptcy Judge

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